UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-145588	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES
EXHIBIT INDEX

Item 5.02    Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2009, Orion Marine Group, Inc. (the "Company"), extended its existing employment agreements with Mark R. Stauffer, Executive Vice President and Chief Financial Officer, Elliott J. Kennedy, Executive Vice President, and James L. Rose, Executive Vice President, but effective as of May 17, 2009, in conjunction with the Company's general assessment of interim extensions of employment agreements with certain executives and senior managers. The term of the employment agreements was extended for a period of ninety (90) days from May 17, 2009, with the extended term expiring on August 14, 2009.  All terms and conditions of the existing employment agreements remain in full force and effect.

The Company’s Board of Directors approved these interim extensions in order to provide additional time for the Compensation Committee and Company Management’s assessment of the renewal and terms and conditions of such and other executive and senior manager employment agreements, which assessment is ongoing and will be completed over the next ninety (90) days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.

Date: May 27, 2009	By:	/s/ Mark R. Stauffer
Name: Mark R. Stauffer
Title: Executive Vice President and
Chief Financial Officer